                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                 / / Confidential, for Use of the Commission Only
/X/  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                REMEDYTEMP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                REMEDYTEMP, INC.
--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5)      Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

--------------------------------------------------------------------------------
         (2)      Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
         (3)      Filing party:

--------------------------------------------------------------------------------
         (4)      Date filed:

--------------------------------------------------------------------------------

                                REMEDYTEMP, INC.
                             32122 Camino Capistrano
                      San Juan Capistrano, California 92675

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 19, 1997

To the Shareholders of REMEDYTEMP, INC.

         The Annual Meeting of Shareholders of RemedyTemp, Inc., a California corporation (the "Company"), will be held at Highland Hall, St. Margaret's School, 31641 La Novia, San Juan Capistrano, California, on February 19, 1997, at 9:00 a.m. for the following purposes:

         1. To elect a board of seven directors to serve until the next annual meeting of shareholders of the Company and until their successors are elected and qualified; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on January 6, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                By Order of the Board of Directors



                                /s/ ALAN M. PURDY
                                -----------------------------
                                Alan M. Purdy
                                Chief Financial Officer and Assistant Secretary


San Juan Capistrano, California
January 17, 1997

                                REMEDYTEMP, INC.
                             32122 Camino Capistrano
                      San Juan Capistrano, California 92675



                                 PROXY STATEMENT


                       1997 ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of RemedyTemp, Inc., a California corporation (the "Company"), for use at the Company's 1997 Annual Meeting of Shareholders to be held on February 19, 1997 at 9:00 a.m. (the "Meeting") and at any and all postponements and adjournments of the Meeting. The Meeting will be held at Highland Hall, St. Margaret's School, 31641 La Novia, San Juan Capistrano, California. This Proxy Statement and the accompanying form of proxy will be first mailed to shareholders on or about January 17, 1997.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. Proxies may be solicited in person or by telephone, telegraph or cable by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals.

                                     VOTING

         The Board has fixed the close of business on January 6, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On that date, there were 5,830,100 shares of the Company's Class A Common Stock ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Meeting, except that each holder of Common Stock entitled to vote upon the election of directors may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. However, no shareholder or proxy shall be entitled to cumulate votes unless such candidate or candidates have been nominated prior to the voting and the shareholder has given notice at the meeting, prior to voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all holders of Common Stock may cumulate their votes for candidates in nomination. Holders of the Company's Class B Common Stock are not entitled to any vote in the election of directors or on matters submitted to a shareholder vote except as to certain amendments to the Company's Articles of Incorporation, certain mergers and as otherwise required by law.

         The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but have no legal effect on directors' elections, which are determined by plurality.

         Each proxy submitted by a shareholder will, unless otherwise directed by the shareholder in the proxy, be voted for election of the seven director nominees named herein. If a shareholder has submitted a proxy appropriately directing how the shares represented thereby are to be voted, such shares will be voted according to the shareholder's direction. Any shareholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary or Assistant Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the shareholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of the Company's Class A and Class B Common Stock beneficially owned as of January 6, 1997 by those known by the Company to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Class A or Class B Common Stock, by each of the present directors, by each of the executive officers named in the Summary Compensation Table on page 6, and by all directors and executive officers of the Company as a group. On January 6, 1997, there were 5,830,100 shares of Class A Common Stock outstanding and 3,058,333 shares of Class B Common Stock outstanding. Unless otherwise stated, and except for voting powers held jointly with a person's spouse, the persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission (the "Commission") or information provided to the Company by such beneficial owners.


                                                                                     Class B Common Stock:
                                          Class A Common Stock:                       Amount and Nature of
                                          Amount and Nature of         Percent of        Beneficial                 Percent of
           Beneficial Owner              Beneficial Ownership(1)       Class (%)       Ownership(1)(2)               Class (%)
           ----------------               --------------------         ----------    ---------------------          ----------

William D. Cvengros (3)                          10,000                         *                   --                   --
James L. Doti (3)                                10,000                         *                   --                   --
Robert E. McDonough, Sr. (4)                  2,087,000                      35.8              469,185                 15.3
R. Emmett McDonough (4)(5)                       99,660                       1.7            1,074,678                 35.1
Paul W. Mikos (4)(5)(6)                          81,540                       1.4            1,514,470                 49.5
Jeffrey A. Elias                                     --                         *                   --                   --
Alan M. Purdy                                        50                         *                   --                   --
Joseph J. Pulaski                                 1,500                         *                   --                   --
Susan  M. Mikos (4)(5)(6)                        81,540                       1.4            1,514,470                 49.5
John P. Unroe (7)                                15,000                         *                   --                   --
John B. Zaepfel (7)                              10,000                         *                   --                   --

All directors and executive officers as
a group (18 persons)                          2,219,090                      38.1            1,983,655                 64.9

---------------------------

*     Less than 1%

(1) The information contained in this table reflects "beneficial ownership" as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Shares not outstanding that are subject to vested options, or options that vest and become exercisable by the holder thereof within 60 days of January 6, 1997 are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other shareholder listed. Unless otherwise noted, all shares listed as beneficially owned by a shareholder are actually outstanding.

(2) Holders of Class B Common Stock are not entitled to any vote on matters submitted to a shareholder vote except as to certain amendments to the Company's Articles of Incorporation, certain mergers and as otherwise required by law. The Class B Common Stock automatically converts into Class A Common Stock on a share-for-share basis upon the earliest to occur of (i) a transfer to a non-affiliate of the holder thereof in a public offering pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended, (ii) the death or legal incapacity of Robert E. McDonough, Sr., and (iii) the tenth anniversary of the closing of the Company's initial public offering.

(3) 5,000 shares are issuable upon exercise of vested non-employee director stock options. The remaining 5,000 shares are issuable upon exercise of non-employee director stock options that vest on the date of the Meeting if the director remains a director until then.

(4) Includes shares held by certain trusts established for the benefit of the shareholder and/or the shareholder's family.

(5)   Includes shares held as community property.

(6) Paul W. Mikos and Susan McDonough Mikos have beneficial ownership of the same shares.

(7) All shares are issuable upon exercise of vested non-employee director stock options.



                              ELECTION OF DIRECTORS

Nominees for Election

         The Company's directors are elected at each annual meeting of shareholders. Currently, the number of authorized directors of the Company is seven. At the Meeting, seven directors will be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Meeting up to the number of authorized directors will be elected.

         The nominees for election as directors at the Meeting set forth in the table below are all incumbent directors. Messrs. McDonough, Mikos, Unroe, Zaepfel and Ms. Mikos were elected at the Company's 1996 annual meeting of shareholders. Mr. Cvengros and Dr. Doti were elected by the Board on July 25, 1996 to fill vacancies. Each of the nominees has consented to serve as a director if elected. Except to the extent that authority to vote for any directors is withheld in a proxy, shares represented by proxies will be voted FOR such nominees. In the event that any of the nominees for director should before the Meeting become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company's existing Board, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

         The following biographical information is furnished with respect to the seven nominees for election at the Meeting as of January 6, 1997:

Nominee                                     Age    Principal Occupation                               Director Since
-------                                     ---    --------------------                               --------------

William D. Cvengros                         49     Chief Executive Officer and President of PIMCO     1996
                                                   Advisors L.P.
James L. Doti                               50     President, Chapman University                      1996
Robert E. McDonough, Sr.                    74     Chairman of the Board of the Company               1978
Paul W. Mikos                               52     Chief Executive Officer and President of the       1993
                                                   Company
Susan McDonough Mikos                       49     Corporate Secretary of the Company                 1992
John P. Unroe                               50     Chief Executive Officer and President of           1993
                                                   Judicial Arbitration and Mediation
                                                   Services/Endispute
John B. Zaepfel                             60     Private Investor                                   1995

         William D. Cvengros has served as a director of the Company since July 1996. Mr. Cvengros has been the Chief Executive Officer and President of PIMCO Advisors L.P. and a member of its Equity and Operating Boards since November 1994. From February 1986 until November 1994, Mr. Cvengros served as both Chairman of the Board and Director of Pacific Investment Management Company. Mr. Cvengros is also a director of Furon Corporation.

         James L. Doti, Ph.D. has served as a director of the Company since July 1996. Since July 1991, Dr. Doti has served as the President of Chapman University. Dr. Doti has been a member of the Chapman University faculty since 1974 and is also a member of the Board of Directors of Fleetwood Enterprises, Standard Pacific Corp. and First American Financial Corporation.

         Robert E. McDonough, Sr. has served as Chairman of the Board since August 1978. Mr. McDonough founded the Company in 1965 and has been continuously involved in the management and long-term operation and planning of the Company since that time. For 29 years, until May 1994, he served as the Company's Chief Executive Officer. Mr. McDonough is the father of Susan McDonough Mikos and the father-in-law of Paul W. Mikos.

         Paul W. Mikos has served in various positions in the Company since 1977, including as President since 1985. Mr. Mikos has served as Chief Executive Officer of the Company since January 1996 and as a Director of the Company since May 1993. From May 1994 until January 1996, he served as co-Chief Executive Officer of the Company. Prior to joining the Company, Mr. Mikos worked for ARA as a Regional Sales Director from August 1976 until October 1977. From July 1968 until August 1976, Mr. Mikos worked for IBM in sales management. Mr. Mikos is the husband of Susan McDonough Mikos, the brother of Alice Bowers and the son-in-law of Robert E. McDonough, Sr.

         Susan McDonough Mikos has served as the Company's Corporate Secretary since January 1996 and has been a Director of the Company since November 1992. For the past five years, Ms. Mikos has been a homemaker. Ms. Mikos is the daughter of Robert E. McDonough, Sr., and the wife of Paul W. Mikos.

         John P. Unroe has been a director of the Company since January 1993. Since August 1992, he has served as the President and Chief Executive Officer of Judicial Arbitration and Mediation Services/Endispute, an alternative dispute resolution company. From June 1988 to July 1992, Mr. Unroe was a Senior Vice President with Adia Services, Inc., a temporary staffing company, where he was responsible for its U.S. operations. From 1969 until 1988, Mr. Unroe worked for Xerox Corporation in various positions including Vice President, West Coast Region Manager.

         John B. Zaepfel has been a director of the Company since June 1995. From 1974 until 1985, Mr. Zaepfel was President and Chief Executive Officer of Chartpak-Picket Industries, Inc., a wholly-owned subsidiary of The Times Mirror Company. In 1985, Mr. Zaepfel founded CPG International, Inc., a graphics art and engineering firm, and served as its President and Chief Executive Officer from 1985 until its sale in 1989. Since 1989, Mr. Zaepfel has been a private investor and a self-employed consultant. Mr. Zaepfel is Chairman of the Board of Directors of Acordia of Southern California, Inc. and is also a director of American Lock & Supply, Inc. and Pro-Dex, Inc.

Classified Board and Elimination of Cumulative Voting

         The Amended and Restated Bylaws of the Company provide that when the Company becomes a "listed corporation" within the meaning of the California Corporations Code (i.e., has at least 800 holders of its equity securities as of the record date of the Company's most recent annual meeting of shareholders), cumulative voting rights will be eliminated and the Board will be divided into three classes. The Company had more than 800 shareholders on January 6, 1997. Accordingly, the power to cumulate votes will be eliminated and in connection with the Company's 1998 annual meeting, the Board will be divided into three classes, with directors initially elected for one, two, and three years, respectively, and thereafter elected every three years for three-year terms.

Board Committees and Meetings

         The Audit Committee of the Board currently consists of Dr. Doti, Mr. Unroe, and Mr. Zaepfel. The Audit Committee meets with the Company's independent accountants, makes recommendations to the Board concerning the acceptance of the reports of such accountants and the accounting policies and procedures of the Company, and reviews financial plans and operating results of the Company.

         The Compensation Committee of the Board currently consists of Messrs. Cvengros, Unroe and Zaepfel. The Compensation Committee advises the Board with respect to the annual salary and incentive compensation the Company's executive officers and its key employees. Additionally, the Compensation Committee administers the Company's 1996 Stock Incentive Plan and 1996 Employee Stock Purchase Plan.

         The Executive Committee of the Board currently consists of Messrs. McDonough, Unroe and Zaepfel. The Executive Committee reviews and evaluates the performance of the Company's Chief Executive Officer and annually sets the Chief Executive Officer's base salary and performance goals relating to cash bonuses. The Executive Committee also advises the Board regarding strategic planning of the Company.

         The Nominating Committee of the Board currently consists of Dr. Doti and Mr. Mikos. The Nominating Committee identifies, interviews and recommends to the Board potential new board members.

         The Board acts as a committee of the whole with respect to nominations for membership on the Board. The Board will consider nominees recommended by shareholders. A shareholder desiring to make such a recommendation should submit the name, address, telephone number, and qualifications of the proposed nominee in writing to the Company's Secretary.

         During the Company's fiscal year ended September 29, 1996, there were 12 meetings of the Board, one meeting of the Audit Committee, four meetings of the Compensation Committee, and two meetings of the Executive Committee. While a director, each current Board member attended 100% of the meetings of the Board.

DIRECTORS' COMPENSATION

         Directors who are also employees of the Company receive no extra compensation for their service on the Board. Non-employee directors receive an annual retainer of $18,000, fees of $2,000 per Board meeting attended and $750 for each meeting of a committee of the Board. Additionally, non-employee directors receive reimbursement for out-of-pocket expenses relating to Company business.

         Pursuant to the Company's 1996 Stock Incentive Plan (the "Incentive Plan"), each non-employee director of the Company automatically receives, upon becoming a director, a one-time grant of an option to purchase up to 10,000 shares of the Company's Common stock at an exercise price equal to the fair market value of the Common Stock on the date of the option's grant. These non-employee director options have a term of ten years and become exercisable with respect to 50% of the underlying shares on the grant date and with respect to an additional 50% of the underlying shares on the date of the next annual meeting of shareholders of the Company following the grant date (or, if an annual meeting of shareholders occurs within six months after the grant date, then on the date of the second annual shareholders' meeting after the grant date), if the recipient has remained a director since the grant date. In addition to an initial grant, each non-employee director will also receive, upon each re-election to the Company's board (or immediately following an annual meeting at which the director is continuing without being re-elected due to the classification of the board), an automatic grant of an option to purchase up to 5,000 additional shares of Common Stock. These additional options will vest and become exercisable upon the earlier to occur of (i) the first anniversary of the grant date, or (ii) immediately prior to the annual meeting of shareholders of the Company next following the grant date, if the director has served as a director from the grant date to such earlier date. All non-employee director options will have a term of ten years and an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Vesting of non-employee director options accelerates if the recipient of the option ceases to be a director of the Company or its successor in connection with a change in control.

         Grants of non-employee directors' options under the Incentive Plan count against the plan's limit of 900,000 shares of Common Stock. Shares underlying non-employee director options that expire or are terminated or canceled will again become available for further awards under the plan. In the event that a recipient of non-employee director options ceases to be a director of the Company, all such options granted to him will be exercisable, to the extent they were exercisable at the date directorship ceased, for a period of 365 days or, if earlier, the expiration of the option according to its terms. Vesting accelerates upon certain transactions including dissolution, merger and change in control. The Incentive Plan provides that the exercise price may be paid by Company loan or withholding of underlying stock, or deferred until completion of broker-assisted exercise and sale transactions.

         Upon the completion of the Company's initial public offering of Common Stock, Mr. Unroe and Mr. Zaepfel were each awarded one-time grants of non-employee directors options to purchase 15,000 and 10,000 shares of Common Stock, respectively, pursuant to the Incentive Plan. Upon their election to the Board, Mr. Cvengros and Dr. Doti were each awarded non-employee directors options to purchase 10,000 shares of Common Stock pursuant to the Incentive Plan.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation earned for the last three fiscal years by (i) each person who served as the Company's Chief Executive Officer ("CEO") during the fiscal year ended September 29, 1996 and
(ii) the Company's four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the fiscal year ended September 29, 1996 (the "Named Executive Officers").


                                                                                      Long-Term
                                                                                     Compensation
                                                        Annual Compensation             Awards
                                                       -------------------------     ------------
                                                                                      Securities
                                                                                      Underlying      All Other
Name and Principal Position                Year        Salary ($)      Bonus ($)      Options (#)    Compensation ($)
---------------------------                ----        ----------      ---------      -----------    ----------------

Paul W. Mikos (1)(2)                       1996         390,000         390,000          23,872         108,449
     President and                         1995         300,700         175,000              --          92,462
     Chief Executive Officer               1994         299,720          75,000              --               *

Robert E. McDonough, Sr. (3)               1996         390,000         390,000          23,872          80,879
     Chairman of the                       1995         527,887       1,250,000              --          70,127
     Board of Directors                    1994         326,923              --              --          49,933

Alan M. Purdy                              1996         162,966         100,000          23,872               *
     Vice President and Chief              1995         163,302          60,000              --               *
     Financial Officer                     1994          87,754          50,000              --               *

Jeffrey A. Elias                           1996         149,439         105,000          23,872               *
     Vice President, Human Resources       1995         123,344          60,000              --               *
     and Risk Management                   1994          98,486          48,332              --               *
                                                                                                           1996
Joseph J. Pulaski                          1995         128,004         109,000          23,872               *
     Vice President                        1994         115,243          76,744              --               *
                                                        107,885         131,781              --               *
                                                                                                           1996
R. Emmett McDonough (1)(4)                 1995          96,169         150,000              --         292,256
                                           1994         300,391         175,000              --          85,401
                                                        299,720          75,000              --               *

---------------------------
*     Less than 10% of salary plus bonus.

(1) Paul W. Mikos and R. Emmett McDonough served as co-CEOs during the fiscal year ended September 29, 1996 and until January 1996, when R. Emmett McDonough resigned as an officer and director of the Company. Mr. Mikos is now the Company's sole CEO, and R. Emmett McDonough continues as a consultant of the Company.

(2) 1996 other annual compensation represents $71,431 in life insurance premiums paid by the Company and $37,018 in use of Company-owned vehicles. 1995 other annual compensation represents $68,631 in life insurance premiums paid by the Company and $23,831 in use of Company-owned vehicles. Insurance premiums cover life insurance policies with cash surrender values owned by Mr. Mikos and death benefits payable to Mr. Mikos' beneficiaries.

(3) 1996 other annual compensation represents $58,454 in life insurance premiums paid by the Company and $22,425 in use of Company-owned vehicles. 1995 bonus represents a one-time special bonus following Robert E. McDonough, Sr.'s retirement as CEO in consideration for approximately 30 years of service during which he was deemed by the Board to have been undercompensated. 1995 other annual compensation represents $55,535 in life insurance premiums paid by the Company and $14,592 in use of Company-owned vehicles. 1994 other annual compensation represents $35,183 in life insurance premiums paid by the Company and $14,750 in use of Company-owned vehicles. Insurance premiums cover life insurance policies with cash surrender values owned by Mr. McDonough and death benefits payable to Mr. McDonough's beneficiaries. Upon termination of certain of the policies, a portion of the premiums paid is refundable to the Company.

(4) The Company entered into an employment and consulting agreement with R. Emmett McDonough effective February 6, 1996. Pursuant to the terms of the agreement, R. Emmett McDonough served as the Company's Vice Chairman - Special Projects from February 1996 until August 1996. From August 1996 until August 1999, R. Emmett McDonough has agreed to serve as a consultant to the Company. R. Emmett McDonough's entire 1996 salary represents consideration for his services as co-CEO of the Company. The entire 1996 bonus is pursuant to the employment and consulting agreement for his services as Vice Chairman - Special Projects. 1996 other annual compensation represents $157,796 for services as Vice Chairman - Special Projects, $40,385 for services as a consultant of the Company, $77,172 in life insurance premiums paid by the Company, and $16,903 in use of Company-owned vehicles. 1995 other annual compensation represents $57,318 in life insurance premiums paid by the Company, and $28,083 in use of Company-owned vehicles. Insurance premiums cover life insurance policies with cash surrender values owned by R. Emmett McDonough and death benefits payable to R. Emmett McDonough's beneficiaries.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended September 29, 1996.

                                           Individual Grants
                       ----------------------------------------------------------
                                                                                       Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock
                          Number         % of Total                                        Price Appreciation for
                      of Securities       Options                                            Option Term ($)(4)
                        Underlying       Granted to       Exercise                      --------------------------
                         Options        Employees in       Price        Expiration
       Name           Granted (#)(1)    Fiscal Year    ($/share) (2)     Date (3)         5% ($)           10% ($)
       ----           --------------    -----------    -------------     --------       -------            -------

Paul W. Mikos               23,872             6.5         $13.00            2006       195,273            494,628

R. Emmett McDonough             --              --             --              --         --                 --

Robert E.                   23,872             6.5         $13.00            2006       195,273            494,628
McDonough, Sr.

Alan M. Purdy               23,872             6.5         $13.00            2006       195,273            494,628

Jeffrey A. Elias            23,872             6.5         $13.00            2006       195,273            494,628

Joseph J. Pulaski           23,872             6.5         $13.00            2006       195,273            494,628

---------------------------
(1) All options were granted under the Company's Incentive Plan and are generally exercisable with respect to 20% of the shares covered thereby starting on the first anniversary of the grant date, and thereafter with respect to an additional 20% of the shares covered thereby on each successive anniversary date. The Incentive Plan is administered by the Compensation Committee, which has broad discretion and authority to construe and interpret the Incentive Plan and to modify outstanding options.

(2) The exercise price and tax withholding obligations related to the exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. The Incentive Plan permits the Company to amend outstanding options, including to lower their exercise price.

(3) All of the options were granted for a term of ten years, subject to earlier termination upon certain events related to termination of employment or a change in control of the Company.

(4) The potential realizable values listed are based on an assumption that the market price of the Company's Common Stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Commission and do not represent the Company's estimate of the future market value of the Common Stock. Actual gains, if any, are dependent on the future market price of the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise during the fiscal year ended September 29, 1996 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on September 29, 1996, and the aggregate gains that would have been realized had these options been exercised on September 29, 1996, even though these options were not exercised, and the unexercisable options could not have been exercised, on that date.

                                                               Number of Securities
                                Shares                        Underlying Unexercised           Value of Unexercised
                               Acquired                          Options at Fiscal             In-the-Money Options
                                  on            Value              Year End (#)              At Fiscal Year End ($)(1)
           Name              Exercise (#)   Realized ($)   Exercisable   Unexercisable    Exercisable      Unexercisable
           ----              ------------   ------------   -----------   -------------    -----------      -------------

Paul W. Mikos                     --            --             --           23,872            --              161,136
R. Emmett McDonough               --            --             --           23,872            --              161,136
Robert E. McDonough               --            --             --           23,872            --              161,136
Alan M. Purdy                     --            --             --           23,872            --              161,136
Jeffrey A. Elias                  --            --             --           23,872            --              161,136
Joseph J. Pulaski                 --            --             --           23,872            --              161,136

---------------------------
(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on September 29, 1996 (the last trading day of Fiscal 1996). The closing price of the Company's Common Stock on that day on The Nasdaq National Market was $19.75. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT AND CONSULTING CONTRACTS

         The Company has an employment agreement with Paul W. Mikos that expires in April 1999, pursuant to which the Company employs Mr. Mikos as its CEO and President. The agreement provides for a base salary of $390,000 per year and an annual performance bonus of up to $390,000 based upon satisfaction of certain performance goals set annually by the Executive Committee of the Board. Pursuant to the employment agreement, if the Company terminates Mr. Mikos' employment as the Company's CEO and President without cause (as defined in the employment agreement), he shall be entitled to receive from the Company severance payments consisting of $390,000 per year for two years, payable on a semi-monthly basis.

         The Company has an amended and restated employment agreement with Robert E. McDonough, Sr. that expires in December 4, 2001, pursuant to which the Company employs Mr. Robert McDonough as Chairman of the Board. The agreement provides for a base salary of $390,000 per year and such annual bonuses, not less than $160,000 or more than $390,000 per year, based upon his performance and the Company's satisfaction of certain performance goals set annually by the Compensation Committee of the Board. Additionally, pursuant to the terms of the amended and restated employment agreement, Mr. McDonough is entitled to annual demand registration rights and certain "piggyback" registration rights in future registrations by the Company of its securities.

         The Company entered into a consulting agreement with R. Emmett McDonough effective February 6, 1996. Under the terms of the agreement, Mr. Emmett McDonough will serve as a consultant to the Company until August 1999 and will receive annual compensation of $350,000. During his tenure as a consultant to the Company, Mr. Emmett McDonough shall be entitled to receive the same employee benefits package that he received as Co-CEO of the Company prior to his resignation. See "Certain Transactions."

         The Company has employment agreements with Alan M. Purdy and Jeffrey A. Elias providing for a severance payment of at least 12 months' salary and bonus if employment with the Company is terminated within 24 months of certain changes in ownership or management.

CERTAIN TRANSACTIONS

         The Company leases its 13,185 square foot national headquarters building in San Juan Capistrano, California from Robert E. McDonough, Sr., the Company's Chairman. The cost of the leased space is $25,052 per month ($1.90 per square foot per month). Management believes that the Company's lease with Mr. McDonough contains terms that are at least as favorable as those terms that the Company might have obtained for the lease of similar premises available from an unaffiliated party at the time the lease was executed. On August 31, 1996, the lease expired and on September 1, 1996 the lease term became month-to-month until a new lease agreement is finalized.

         In May 1995, the Company loaned $500,000 to Paul W. Mikos, the Company's CEO and a member of the Company's Board at an interest rate of 6.62% per annum. As of December 31, 1996, the total amount of indebtedness outstanding on this loan was $250,000. The remaining amount of indebtedness is due and payable by Mr. Mikos to the Company upon the earlier of (i) May 1, 1998 and (ii) a transfer of shares of Common Stock in which Mr. Mikos receives cash consideration of at least $200,000.

         From April 1996 to December 1996, the Company advanced, in various installments, $980,000 to Robert E. McDonough, Sr. and $294,129 to Paul W. Mikos, representing portions of the anticipated distribution to them relating to their income tax obligations in connection with the Company's undistributed S corporation earnings from October 2, 1995 through July 9, 1996, the date immediately preceding the date of termination of the Company's S corporation status in connection with the consummation of the Company's initial public offering. The advances are interest-free and become due and payable once such distribution has been made. The Company intends to make such distribution in April 1997.

         In August 1993, the Company advanced an interest-free $60,000 management education scholarship to Meghan Mikos, an employee of the Company from June 1992 to July 1995 and the daughter of Paul W. and Susan McDonough Mikos. The entire amount of the scholarship remains outstanding and will be forgiven if Ms. Mikos works for the Company for at least three years after receipt of an M.B.A. degree.

                    REPORT OF THE COMPENSATION COMMITTEE AND
                  EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board is composed of three non-employee directors and is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company other than the CEO, whose annual performance goals and compensation are set by the Executive Committee of the Board. The Executive Committee set Mr. Mikos' salary and stock option grant for fiscal 1996 by reference to market standards and reflected the Executive Committee's favorable evaluation of his overall leadership of the Company through its significant recent growth. The Executive Committee considered, among other qualitative factors, Mr. Mikos' contributions to the strategic management of the Company-owned and independently-managed offices. Mr. Mikos' fiscal 1996 cash bonus was based primarily on quantitative factors such as the Company's financial performance as well as the price of the Company's Common Stock, as well as his role in the successful completion of the Company's initial public offering.

         In general, the Compensation Committee designed the Company's executive compensation program to provide levels of base compensation that are competitive with compensation paid to executives of similarly situated temporary staffing companies to attract, retain and motivate high-quality employees, tie individual total compensation to individual performance and the success of the Company, and align the interests of the Company's executive officers with those of its shareholders. The Compensation Committee strives to set a fair and competitive base salary for each of its executive officers coupled with an incentive cash bonus tied to annual performance-based personal and Company goals. In October 1996, the Compensation Committee granted bonuses to certain executive officers based upon the executive's achievement of such individual performance goals and Company goals. To ensure that the Compensation Committee achieves its goal of setting competitive compensation levels, the Compensation Committee commissioned a comprehensive compensation analysis by an independent consultant, which concluded that the Company's executive base salaries were competitive with other temporary services companies and industrial service organizations, and that executive bonuses were competitive on a percentage basis to the levels identified by surveys for other temporary services companies and industrial service organizations.

         Regarding compensation other than base salary and cash bonuses, the Compensation Committee also administers the Company's Incentive Plan, pursuant to which the Company may grant various stock-based awards intended to compensate Company personnel and align the interests of recipients with those of the Company's shareholders. To date, only stock options and performance grants have been granted under the Incentive Plan, although the Compensation Committee may, in the future, utilize other types of incentive awards available under the Incentive Plan. It is the general practice of the Company to grant stock options to executive officers when they join the Company. The Compensation Committee believes that these initial grants give the recipients a meaningful stake in the Company's long-term performance, with any ultimate realization of significant value from those options being commensurate with returns available on investments in the Company's Common Stock. In addition to initial grants, the Compensation Committee has adopted a policy of providing additional long-term incentives to the Company's executive officers primarily through periodic stock option grants. The Compensation Committee believes that these incentives are essential to the long-term success of the Company and align the interest of the Company's officers with that of its shareholders. In awarding stock options to executive officers, the Compensation Committee considers individual performance, overall contribution to the Company and retention. Options are exercisable in the future at the fair market value at the time of grant, so that an executive officer granted an option is rewarded only by the appreciation in price of the Company's stock. Such grants, if any, are generally determined by the Compensation Committee in the latter part of each fiscal year with the input and recommendation of the Company's CEO. In fiscal 1996, the Compensation Committee awarded each executive officer stock options based upon each officer's respective work performance, level of responsibility and initiative.

                     COMPENSATION COMMITTEE

                     William D. Cvengros, John P. Unroe and John B. Zaepfel

                     EXECUTIVE COMMITTEE

                     Robert E. McDonough, Sr., John P. Unroe and John B. Zaepfel

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board consists of Messrs. Cvengros, Unroe and Zaepfel. No current member of the Compensation Committee is a current or former officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock for the period from July 11, 1996 (the date on which the Company's Common Stock was first publicly traded) and ending on December 31, 1996 with the Nasdaq Stock Market Composite Index and peer issuers in the temporary staffing industry. The graph assumes that $100 was invested on July 11, 1996 in the Company's Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Although the graph would normally cover a five-year period, the Company's Common Stock has been publicly traded only since July 11, 1996, so the graph commences as of that date. The comparisons in the graph are required by the Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

      DATE        REMEDY-TEMP      NASDAQ COMPOSITE     STAFFING COMPOSITE
      ----        -----------      ----------------     ------------------
    07/10/96        $100.00             $100.00               $100.00
    07/12/96         117.31               96.70                 99.46
    07/17/96         113.46               96.19                 99.52
    07/24/96         107.69               94.59                 98.59
    07/31/96         109.62               98.58                106.77
    08/07/96         155.77               99.65                111.76
    08/14/96         144.23               99.34                109.11
    08/21/96         142.31              100.16                108.25
    08/28/96         144.23              100.03                107.57
    09/04/96         146.15               99.84                108.25
    09/11/96         147.12              104.16                109.86
    09/18/96         146.15              106.88                106.46
    09/25/96         151.92              107.79                108.73
    10/02/96         169.23              109.32                111.15
    10/09/96         161.54              109.38                108.09
    10/16/96         155.77              108.88                105.63
    10/23/96         161.54              107.14                105.85
    10/30/96         153.85              107.06                103.21
    11/06/96         150.00              110.19                103.50
    11/13/96         153.85              110.57                105.10
    11/20/96         128.85              111.67                 94.11
    11/27/96         123.08              113.27                 94.25
    12/04/96         113.46              112.84                 90.68
    12/11/96         132.69              112.60                 91.57
    12/18/96         125.00              112.91                 91.22
    12/25/96         126.92              113.16                 90.49
    12/31/96         132.69              113.13                 91.65

(a) Includes the following companies: Accustaff, COREstaff, Interim Services, Kelly Services, Manpower, Norrell, Olsten, On Assignment, RemedyTemp, Robert Half International and Western Staff.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, the directors and officers of the Company and persons who own more than ten percent of the Company's equity securities are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the Commission and the Nasdaq National Market. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during the fiscal year ended September 29, 1996. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended September 29, 1996, all of these reports were timely filed.

                              SHAREHOLDER PROPOSALS

         Shareholders who wish to include proposals for action at the Company's 1998 Annual Meeting of Shareholders in next year's proxy statement and proxy card must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than September 19, 1997. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission.

                                  OTHER MATTERS

         The Board does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                             INDEPENDENT ACCOUNTANTS

         By selection of the Board, the firm of Price Waterhouse LLP has served as the Company's independent accountants since 1989. The Board has again selected Price Waterhouse LLP to serve as the Company's independent accountants for the fiscal year ending September 30, 1997. One or more representatives of Price Waterhouse LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

         The Company's 1996 Annual Report to Shareholders has been mailed to shareholders concurrently with this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

San Juan Capistrano, California
January 17, 1997

         SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                                REVOCABLE PROXY

                                REMEDYTEMP, INC.
                            32122 CAMINO CAPISTRANO
                     SAN JUAN CAPISTRANO, CALIFORNIA 92675

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                REMEDYTEMP, INC.

The undersigned hereby appoints Paul W. Mikos and Alan M. Purdy, or either of them, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes such persons to represent and to vote as designated on the reverse of this proxy all shares of the Common Stock of RemedyTemp, Inc. ("RemedyTemp") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of RemedyTemp to be held on February 19, 1997 and at any adjournments or postponements thereof (the "1997 Annual Meeting"). The matters referred to on this proxy are described in the Proxy Statement for the Annual Meeting.

            CONTINUED ON THE REVERSE AND TO BE SIGNED AND RETURNED.

/ X /  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE


                                  FOR                    WITHHOLD
                          all nominees listed            AUTHORITY
                   at right (except as indicated      to vote for all
                        to the contrary below       nominees listed below
1. ELECTION OF
   DIRECTORS                   /      /                    /     /

NOMINEES: William D. Cvengros, James L. Doti, Robert E. McDonough, Sr., Paul
          W. Mikos, Susan McDonough Mikos, John P. Unroe and John B. Zaepfel

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name here:

-----------------------------------

2. In their discretion, the proxies are authorized to vote upon such other matters and to transact such other business as may properly come before the 1997 Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE FOR DIRECTOR.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 1997 Annual Meeting.

Please sign, date and promptly return this proxy card using the enclosed reply envelope. Whether or not you plan to attend the 1997 Annual Meeting, you are urged to execute, date and return this proxy, which may be revoked at any time prior to its use.


DATE ______________________, 1997    SIGNATURE _______________________________
                                                    Signature of Shareholder


SIGNATURE _____________________________________  DATE __________________, 1997
                   If Held Jointly

Please sign your name exactly as it appears hereon. When shares are held by joint tenants both should sign. If you receive more than one proxy card, please sign, date and return all cards received. When signed as attorney, executor, administrators, trustee or guardian, please sign as such and give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.